                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                                     Contact: Samuel Cypert
                                                                    313-792-6646

                 MASCO CORPORATION REPORTS RECORD SECOND QUARTER
                    AND INCREASES EARNINGS GUIDANCE FOR 2004

      Taylor, Michigan (August 3, 2004) - Masco Corporation (NYSE: MAS) today reported that net sales from continuing operations for the second quarter ended June 30, 2004 increased 16 percent to a quarterly record $3.1 billion compared with $2.6 billion for the same period in 2003. The Company's strong second quarter performance, including 16 percent organic sales growth, benefited from market share gains, new products and positive economic conditions impacting the new home construction and home improvement markets.

      Income from continuing operations for the second quarter of 2004 was $294 million compared with $220 million for the same period in 2003. Earnings from continuing operations increased to a second quarter record of $.65 per common share compared with $.44 per common share for the 2003 second quarter. Results for the 2004 second quarter include after-tax income of $.01 per common share related to insurance proceeds from the Behr litigation and after-tax incremental income of $.01 per common share (compared with the 2003 second quarter) from the sale of marketable securities and other non-operating assets.

      Second quarter 2003 operating performance was negatively impacted by adverse weather conditions, which reduced demand for certain of the Company's products, and by a non-cash charge of $23 million ($.03 per common share, after tax) resulting from a system failure at one of the Company's European operations.


      The Company continues to experience better-than-expected sales performance thus far in 2004, and, based on current business trends, believes that it will achieve record sales and earnings for 2004 with full-year earnings from continuing operations in a range of $2.25 to $2.30 per common share. This new guidance represents an increase from the previous guidance of $2.00 to $2.10 per common share. This new guidance also includes the benefit of recent common share repurchases and continues to reflect increases in a number of operating expenses, including such items as certain material, freight, energy and insurance costs, as well as costs and expenses associated with complying with the new requirements of the Sarbanes-Oxley Legislation. This new guidance includes realized income related to the Behr litigation of $.04 per common share in the first half of 2004 but excludes any future Behr litigation income (as such amounts cannot be predicted), any gains or charges for businesses to be divested and any other possible unusual items.

      Based on current business trends, the Company anticipates that third quarter 2004 earnings from continuing operations will be in a range of $.57 to $.60 per common share compared with relatively strong third quarter 2003 earnings of $.53 per common share.

      The Company previously announced, in the first quarter of 2004, the planned disposition of several European businesses that are not core to the Company's long-term growth strategy. The second quarter 2004 results include after-tax income from their operations of $11 million, and an additional after-tax charge aggregating $44 million ($.10 per common share) for those businesses that are expected to be divested at a loss, both of which are included in discontinued operations. The charge (reduction in expected proceeds) principally relates to operations located in Spain and is primarily the result of lower-than-expected operating results of those operations. Any gains resulting from the disposition of individual businesses, which are expected later this year, will be recognized as such transactions are completed, and the Company continues to expect that the gains will substantially offset the 2004 charges. Including the operating results of these discontinued operations and the second quarter charge for certain of these businesses, net income for the quarter increased to $261 million compared with $229 million for the 2003 second quarter; and earnings increased to $.58 per common share compared with $.46 per common share for the second quarter of 2003.

      Headquartered in Taylor, Michigan, Masco Corporation is one of the world's leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.

      A conference call regarding items contained in this release is scheduled for August 3, 2004 at 11:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (913) 981-5522 (confirmation #119503). The conference call will be webcast simultaneously on the Company's website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of all non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco's website or by phone by dialing (719) 457-0820 (replay access code #119503) approximately two hours after the end of the call and will continue through August 10, 2004.

      Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or under the Investor Relations section of Masco's website at www.masco.com.

      Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company's products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     # # # #

                                MASCO CORPORATION
                        SECOND QUARTER SALES AND EARNINGS

                                 Amounts are in millions, except per share data.

                                                                       Three Months Ended     Six Months Ended
                                                                            June 30,              June 30,
                                                                       ------------------    ------------------
                                                                         2004       2003       2004       2003
                                                                       -------    -------    -------    -------
Net Sales                                                              $ 3,061    $ 2,628    $ 5,867    $ 4,980

Cost of Sales                                                            2,087      1,821      4,042      3,465
                                                                       -------    -------    -------    -------

      Gross Profit                                                         974        807      1,825      1,515

Selling, General and Administrative Expenses                               504        433        989        853

(Income) Regarding Litigation Settlement                                    (7)         -        (28)       (13)
                                                                       -------    -------    -------    -------

      Operating Profit                                                     477        374        864        675

Other Income (Expense), Net                                                (11)       (33)       (12)       (87)
                                                                       -------    -------    -------    -------
      Income from Continuing Operations before Income
         Taxes and Minority Interest                                       466        341        852        588

Income Taxes                                                               167        119        307        204
                                                                       -------    -------    -------    -------
      Income from Continuing Operations before
         Minority Interest                                                 299        222        545        384

Minority Interest                                                            5          2         10          6
                                                                       -------    -------    -------    -------

      Income from Continuing Operations                                    294        220        535        378

(Loss) Income from Discontinued Operations, After Income Taxes             (33)         9       (106)        17
                                                                       -------    -------    -------    -------

      Net Income                                                       $   261    $   229    $   429    $   395
                                                                       =======    =======    =======    =======

Earnings per Common Share (Diluted):

      Income from Continuing Operations                                $  0.65    $  0.44    $  1.16    $  0.75

      (Loss) Income from Discontinued Operations, After Income Taxes     (0.07)      0.02      (0.23)      0.03
                                                                       -------    -------    -------    -------

      Net Income                                                       $  0.58    $  0.46    $  0.93    $  0.79
                                                                       =======    =======    =======    =======

Average Diluted Common Shares Outstanding                                  453        499        460        503
                                                                       =======    =======    =======    =======

Prior year amounts have been restated to reflect discontinued operations.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has accounted for the 2003 dispositions (Baldwin Hardware, Weiser Lock and The Marvel Group) and the 2004 planned dispositions of certain European businesses as discontinued operations.

SECOND QUARTER 2004

- Net sales from continuing operations for the quarter increased 16 percent with North American sales increasing 15 percent and International sales increasing 23 percent. In local currencies, International sales increased 14 percent compared with the second quarter of 2003. The Company's organic sales growth of 16 percent benefited from market share gains, new products and positive economic conditions impacting the new home construction and home improvement markets.

- All of the Company's business segments, including its European operations, experienced strong sales growth. Sales of assembled cabinets, paints and stains, installation services, vinyl windows and plumbing products were particularly strong.

- Income from continuing operations for the quarter was $294 million compared with $220 million for the second quarter of 2003.

- Earnings from continuing operations increased to a second quarter record of $.65 per common share (exceeding the Company's recently increased guidance of $.58 to $.60 per common share) compared with $.44 per common share for the 2003 second quarter.

- Results for the second quarter of 2004 include income related to insurance proceeds from the Behr litigation of $.01 per common share, after tax and incremental income from the sale of marketable securities and other non-operating assets of $.01 per common share, after tax compared with the second quarter of 2003. Income from the sale of marketable securities and other non-operating assets aggregated $.03 per common share, after tax and $.02 per common share, after tax in the second quarters of 2004 and 2003, respectively. In the second quarter of 2004, the Company generated approximately $120 million of cash from the net disposition of marketable securities.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

SECOND QUARTER 2004 (CONTINUED)

- The Company previously announced, in the first quarter of 2004, the planned disposition of several European businesses that are not core to the Company's long-term growth strategy. The second quarter 2004 results include after-tax income from their operations of $11 million, an additional after-tax charge aggregating $44 million ($.10 per common share) for those businesses that are expected to be divested at a loss, both of which are included in discontinued operations. The charge (reduction in expected proceeds) principally relates to operations located in Spain and is primarily the result of lower-than-expected operating results of those operations. Any gains resulting from the disposition of individual businesses, which are expected later this year, will be recognized as such transactions are completed, and the Company continues to expect that the gains will substantially offset the 2004 charges. Including the operating results of these discontinued operations and the second quarter charge mentioned above, net income for the quarter increased to $261 million compared with $229 million for the 2003 second quarter; and earnings increased to $.58 per common share compared with $.46 per common share for the second quarter of 2003.

- Second quarter 2003 results were negatively affected by adverse weather conditions (particularly impacting new home construction and retail sales in certain parts of the country) and by a non-cash charge of $23 million ($.03 per common shares, after tax) resulting from a system failure at one of the Company's European operations.

- Sales to key retail customers in the quarter, from continuing operations, increased 14 percent compared with a seven percent increase in the second quarter of 2003.

- Sales increases by segment, which were substantially all organic growth, in the 2004 second quarter versus the 2003 second quarter were:

            -     Cabinets and Related Products sales increased 15 percent;

            -     Plumbing Products sales increased 16 percent;

            -     Installation and Other Services sales increased 17 percent;

            -     Decorative Architectural Products sales increased 15 percent;
                  and

            -     Other Specialty Products sales increased 22 percent.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

SECOND QUARTER 2004 (CONTINUED)

- Gross margins were 31.8 percent in the second quarter of 2004 compared with 30.7 percent in the second quarter of 2003.

- Operating profit margins as reported were 15.6 percent in the second quarter of 2004 compared with 14.2 percent in the second quarter of 2003. Excluding income related to insurance proceeds from the Behr litigation of $7 million in 2004 and the European charge of $23 million and accelerated benefit income of $5 million in 2003, operating profit margins were 15.4 percent for the second quarter of 2004 compared with 14.9 percent for the second quarter of 2003.

- Results in the second quarter of 2004 include the positive impact of higher sales volume, which was partially offset by the negative effect of previously communicated increases in a number of operating expenses, including such items as certain material, freight, energy and insurance costs, as well as costs and expenses associated with complying with the new requirements of the Sarbanes-Oxley Legislation.

- The Company experienced improved operating profit margins in all of its segments except the Installation and Other Services segment. The lower margins in the Installation and Other Services segment are primarily attributed to increased material costs and an increase in sales of generally lower-margin, non-insulation products. Historically, the Company has generally been able to increase its selling prices to reflect certain material cost increases. Typically, the benefits of such selling price increases are reflected in subsequent periods as there is a time lag as a result of existing contractual obligations.

- SG&A expenses as a percent of sales, including general corporate expense, were 16.5 percent for the second quarters of both 2004 and 2003.

- General corporate expense was 1.5 percent of sales in the second quarter of 2004 compared with 1.1 percent in the comparable period of 2003. The increase is primarily attributable to approximately $10 million of incremental costs and expenses associated with complying with the new requirements of the Sarbanes-Oxley Legislation.

- Inventory days were 52 days at June 30, 2004 compared with 57 days at June 30, 2003.

- Accounts receivable days at the end of the second quarter were 54 days compared with 53 days a year ago.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

SECOND QUARTER 2004 (CONCLUDED)

- Accounts payable days at the end of the second quarter improved to 38 days from 32 days a year ago, as the Company continues to negotiate more favorable supplier terms.

- Working capital at June 30, 2004 (defined as accounts receivable and inventories less accounts payable) improved to 19.2 percent of the last twelve months of sales from 22.0 percent a year earlier.

- The Company's tax rate was 35.8 percent for the second quarter of 2004 compared with 34.9 percent for the comparable period of the prior year. The increase in the tax rate was due principally to a change in the mix of foreign earnings to countries with higher tax rates. The Company anticipates that its tax rate for 2004 will approximate 36 percent.

- At the end of the quarter, the Company had a strong balance sheet, with $1.0 billion in cash and marketable securities and $1.9 billion in unused bank lines.

- Debt as a percent of total capitalization was 47 percent at both June 30, 2004 and 2003.

- For the twelve months ended June 30, 2004 and June 30, 2003, return on invested capital was 12.2 percent and 9.8 percent, respectively. For the twelve months ended June 30, 2004 and June 30, 2003, return on invested capital (as reconciled) was 12.0 percent and 10.8 percent, respectively. The Company continues to believe that it will achieve its 15 percent return on invested capital goal by 2008.

- The Company repurchased nine million common shares during the quarter and had 24 million common shares remaining at June 30, 2004 under the December 2003 Board of Directors repurchase authorization of 50 million shares.

- In the first six months of 2004, the Company has returned over $800 million to shareholders through share repurchases (24 million shares) and dividends. In 2003, the Company returned in excess of $1 billion to shareholders through share repurchases (35 million shares) and dividends.

- The Company's diluted common shares for purposes of calculating earnings per common share were 453 million for the second quarter of 2004 compared with 499 million for the second quarter of 2003.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR OUTLOOK

- Based on the current market price for the Company's common stock, diluted common shares for the computation of earnings per common share at July 1, 2004 are 451 million; this excludes the impact of any repurchases of common stock subsequent to June 30, 2004.

- The Company continues to experience better-than-expected sales performance thus far in 2004, and, based on current business trends, believes that it will achieve record sales and earnings for 2004 with full-year earnings from continuing operations in a range of $2.25 to $2.30 per common share. The new earnings guidance represents an increase from the previous guidance of $2.00 to $2.10 per common share.

- Based on current business trends, the Company anticipates that third quarter 2004 earnings from continuing operations will be in a range of $.57 to $.60 per common share, compared with relatively strong third quarter 2003 earnings of $.53 per common share.

- The new guidance assumes that 2004 housing starts will approximate 2003 levels. The Company estimates that a one percent change in housing starts equates to approximately a $.02 impact on earnings per common share. Earnings guidance for 2004 also includes a reduction of approximately $.05 per common share resulting from the absence of earnings related to the European businesses to be divested. These businesses have been treated as discontinued operations effective in the first quarter of 2004, which includes the reclassification of their prior period results to discontinued operations. This new earnings guidance includes the benefit of recent common share repurchases and continues to reflect increases in a number of operating expenses, including such items as certain material, freight, energy and insurance costs, as well as costs and expenses associated with complying with the new requirements of the Sarbanes-Oxley Legislation. This new guidance also includes income related to the Behr litigation of $.04 per common share in the first half of 2004, but excludes any future Behr litigation income (as such amounts cannot be predicted), any gains or charges for businesses to be divested, any other possible unusual items and any share repurchases subsequent to June 30, 2004.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

      Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

                      MASCO CORPORATION - 2ND QUARTER 2004

Page

1     Condensed Statements of Income - 2004 & 2003 Quarters

2     Sales by Segment and Geographic Area - Three Months Ended June 30,
      2004 & 2003

3     Sales by Segment and Geographic Area - Six Months Ended June 30, 2004 &
      2003

4     2004 Quarterly Segment Data

5     2003 Quarterly Segment Data - Excluding Goodwill Impairment Charge

6     2003 Quarterly Segment Data - Including Goodwill Impairment Charge

7     Other Income (Expense), Net - 2004 & 2003 Quarters

8     Consolidated Statements of Income - Three Months Ended June 30, 2004 &
      2003

9     Consolidated Statements of Income - Six Months Ended June 30, 2004 & 2003

10    Consolidated Balance Sheets

      GAAP  Reconciliations:

11        Sales Growth Excluding Effect of Acquisitions & Currency Translation

12        Operating Profit and Margins

13        Operating Profit and Shareholders' Equity

14    Discontinued Operations

                                MASCO CORPORATION
                        CONDENSED STATEMENTS OF INCOME
                          2004 AND 2003 - BY QUARTER
                     RESTATED FOR DISCONTINUED OPERATIONS
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                  2004                             2003
                                                           -----------------    --------------------------------------------
                                                            QTR. 2    QTR. 1      YEAR    QTR. 4  QTR. 3    QTR. 2    QTR. 1
                                                           --------  -------    -------  -------  -------  --------  -------
Net  Sales:
  - North America                                          $  2,531  $ 2,271    $ 8,763  $ 2,269  $ 2,369  $  2,198  $ 1,927
  - International                                               530      535      1,808      499      454       430      425
                                                           --------  -------    -------  -------  -------  --------  -------
  - Consolidated                                              3,061    2,806     10,571    2,768    2,823     2,628    2,352

Cost of Sales                                                 2,087    1,955      7,330    1,916    1,949     1,821    1,644
                                                           --------  -------    -------  -------  -------  --------  -------
Gross Profit                                                    974      851      3,241      852      874       807      708
  (Gross Margin)                                               31.8%    30.3%      30.7%    30.8%    31.0%     30.7%    30.1%

S,G&A  Expense (before GCE, Fixed Asset (Gain) Loss &
  Benefit (Income) Expense)                                     460      456      1,648      442      426       409      371
    (S,G&A Expense as a % of Sales)                            15.0%    16.3%      15.6%    16.0%    15.1%     15.6%    15.8%
                                                           --------  -------    -------  -------  -------  --------  -------
Operating Profit (before GCE, Fixed Asset (Gain) Loss,
  Litigation (Income), Benefit (Income) Expense & Goodwill
  Impairment Charge)                                            514      395      1,593      410      448       398      337
    (Operating Margin)                                         16.8%    14.1%      15.1%    14.8%    15.9%     15.1%    14.3%
  - North America                                               442      329      1,433      353      431       373      276
    (Margin)                                                   17.5%    14.5%      16.4%    15.6%    18.2%     17.0%    14.3%
  - International                                                72       66        160       57       17        25       61
    (Margin)                                                   13.6%    12.3%       8.8%    11.4%     3.7%      5.8%    14.4%

General Corporate Expense (GCE)                                  45       36        109       27       25        29       28

S,G&A  Expense as a % of Sales
  (including GCE, Fixed Asset (Gain) Loss & Benefit
  (Income) Expense)                                            16.5%    17.3%      16.8%    16.9%    16.1%     16.5%    17.9%

(Gain) Loss on Sale of Corporate Fixed Assets                    (1)      (7)         3        -        3         -        -

(Income) Regarding Litigation Settlement                         (7)     (21)       (72)      (1)     (58)        -      (13)

Accelerated Benefit (Income) Expense, Net                         -        -         16        -        -        (5)      21

Goodwill Impairment Charge                                        -        -         53       48        5         -        -
                                                           --------  -------    -------  -------  -------  --------  -------
Operating Profit per F/S                                   $    477  $   387    $ 1,484  $   336  $   473  $    374  $   301
                                                           ========  =======    =======  =======  =======  ========  =======

Earnings per Common Share (Diluted):

  Income from Continuing Operations                        $   0.65  $  0.52    $  1.61  $  0.32  $  0.53  $   0.44  $  0.30

  (Loss) Income From Discontinued Operations
    and Gain (Loss), Net                                      (0.07)   (0.16)      0.03    (0.13)    0.13      0.02     0.01
                                                           --------  -------    -------  -------  -------  --------  -------
Net Income                                                 $   0.58  $  0.36    $  1.64  $  0.19  $  0.65  $   0.46  $  0.32
                                                           ========  =======    =======  =======  =======  ========  =======

NOTES:

- Operating results exclude 2004 planned dispositions as well as operations which were sold in 2003, all of which are treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

- Operating results for the fourth quarter of 2003 reflect a non-cash, after-tax charge for goodwill impairment of $43 million ($.09 per common share).

- Operating results reflect charges of $35 million ($.05 per common share, after tax) and $23 million ($.03 per common share, after tax) in the third quarter and second quarter of 2003, respectively, for a business unit in the Decorative Architectural Products segment; and $7 million ($.01 per common share, after tax) in the third quarter of 2003 for a business unit in the Plumbing Products segment.

- As previously disclosed, certain benefits were accelerated and expensed (due to the unexpected passing of the Company's President) in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income related to this liability as the obligation was marked to market, based on the Company's stock price, at the end of each reporting period. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

- Income from discontinued operations in the third quarter of 2003 includes an after-tax net gain from the sale of Baldwin, Weiser and Marvel totaling $53 million ($.11 per common share).

- Income (loss) from discontinued operations in the fourth quarter of 2003 includes a non-cash, after-tax charge for goodwill impairment of $71 million ($.15 per common share).

- Per common share amounts for the four quarters of 2003 do not total to the per common share amount for the year due to the timing of capital stock transactions and the effect of contingently issuable shares.

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                    THREE MONTHS ENDED JUNE 30, 2004 & 2003
                              (DOLLARS IN MILLIONS)

                                                        Three Months Ended
                                                             June 30,             2nd Qtr '04
                                                  ------------------------------       vs.
                                                       2004             2003      2nd Qtr '03
                                                  -------------    -------------  ------------
Cabinets & Related Products                       $         797    $         695      +    15%

Plumbing Products                                           785              675      +    16%

Installation & Other Services                               686              585      +    17%

Decorative Architectural Products                           451              393      +    15%

Other Specialty Products                                    342              280      +    22%
                                                  -------------    -------------
   Total                                                 $3,061    $       2,628      +    16%
                                                  =============    =============

North America                                     $       2,531    $       2,198      +    15%

International, principally Europe                           530              430      +    23%
                                                  -------------    -------------
   Total, as above                                $       3,061    $       2,628      +    16%
                                                  =============    =============

NOTES:

-     Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased 16 percent, North American net sales increased 15 percent and International net sales increased 23 percent (see page 11 for the GAAP reconciliation).

- International sales in local currencies increased 14 percent compared with the second quarter of 2003 (see page 11 for the GAAP reconciliation).

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                      SIX MONTHS ENDED JUNE 30, 2004 & 2003
                              (DOLLARS IN MILLIONS)


                                   Six Months Ended June 30,       Six Months '04
                                 -----------------------------          vs.
                                    2004             2003          Six Months '03
                                 -----------    --------------     --------------
Cabinets & Related Products      $     1,576    $        1,353         +    16%

Plumbing Products                      1,524             1,298         +    17%

Installation & Other Services          1,316             1,127         +    17%

Decorative Architectural Products        821               681         +    21%

Other Specialty Products                 630               521         +    21%

                                 -----------    --------------
   Total                         $     5,867    $        4,980         +    18%
                                 ===========    ==============


North America                    $     4,802    $        4,125         +    16%

International, principally Europe      1,065               855         +    25%

                                 -----------    --------------
   Total, as above               $     5,867    $        4,980         +    18%
                                 ===========    ==============

NOTES:

-     Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased 17 percent, North American net sales increased 16 percent and International net sales increased 25 percent (see page 11 for the GAAP reconciliation).

- International sales in local currencies increased 12 percent compared with the second quarter of 2003 (see page 11 for the GAAP reconciliation).

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2004
                              (DOLLARS IN MILLIONS)

                                               Year   Qtr. 4  Qtr. 3   Qtr. 2    Qtr. 1
                                              ------  ------  -------  -------   -------
Net Sales:
  - Cabinets and Related Products                                      $   797   $   779
  - Plumbing Products                                                      785       739
  - Installation and Other Services                                        686       630
  - Decorative Architectural Products                                      451       370
  - Other Specialty Products                                               342       288
                                              ------  ------  -------  -------   -------
  - TOTAL                                                                3,061     2,806
                                              ======  ======  =======  =======   =======

  - North America                                                        2,531     2,271
  - International, principally Europe                                      530       535
                                              ------  ------  -------  -------   -------
  - TOTAL, AS ABOVE                                                      3,061     2,806
                                              ======  ======  =======  =======   =======

Operating Profit:
  - Cabinets and Related Products                                          137       109
  - Plumbing Products                                                      117        96
  - Installation and Other Services                                         88        81
  - Decorative Architectural Products                                      101        64
  - Other Specialty Products                                                71        45
                                              ------  ------  -------  -------   -------
  - TOTAL                                                                  514       395
                                              ======  ======  =======  =======   =======

  - North America                                                          442       329
  - International, principally Europe                                       72        66
                                              ------  ------  -------  -------   =======
  - TOTAL, AS ABOVE                                                        514       395
                                              ======  ======  =======  =======   =======

General Corporate Expense (GCE)                                             45        36

(Gain) on Sale of Corporate Fixed Assets                                    (1)       (7)

(Income) Regarding Litigation Settlement                                    (7)      (21)
                                              ------  ------  -------  -------   -------
Operating Profit (after GCE and Adjustments)                               477       387

Other Income (Expense), Net                                                (11)       (1)
                                              ------  ------  -------  -------   -------
Income from Continuing Operations Before
  Income Taxes and Minority Interest                                   $   466   $   386
                                              ======  ======  =======  =======   =======

Margins:
  - Cabinets and Related Products                                         17.2%     14.0%
  - Plumbing Products                                                     14.9%     13.0%
  - Installation and Other Services                                       12.8%     12.9%
  - Decorative Architectural Products                                     22.4%     17.3%
  - Other Specialty Products                                              20.8%     15.6%
  - TOTAL                                                                 16.8%     14.1%

  - North America                                                         17.5%     14.5%
  - International, principally Europe                                     13.6%     12.3%
  - TOTAL, AS ABOVE                                                       16.8%     14.1%

NOTES:

-     Data exclude discontinued operations.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement and the (gain) on sale of Corporate fixed assets.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2003
                      EXCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                 Year     Qtr. 4      Qtr. 3     Qtr. 2     Qtr. 1
                                              ---------  ---------  ---------   --------   ---------
Net Sales:
  - Cabinets and Related Products             $   2,879  $     765  $     761   $    695   $     658
  - Plumbing Products                             2,684        694        692        675         623
  - Installation and Other Services               2,411        642        642        585         542
  - Decorative Architectural Products             1,449        350        418        393         288
  - Other Specialty Products                      1,148        317        310        280         241
                                              ---------  ---------  ---------   --------   ---------
  - TOTAL                                        10,571      2,768      2,823      2,628       2,352
                                              =========  =========  =========   ========   =========

  - North America                                 8,763      2,269      2,369      2,198       1,927
  - International, principally Europe             1,808        499        454        430         425
                                              ---------  ---------  ---------   --------   ---------
  - TOTAL, AS ABOVE                              10,571      2,768      2,823      2,628       2,352
                                              =========  =========  =========   ========   =========

Operating Profit:
  - Cabinets and Related Products                   441        127        122        110          82
  - Plumbing Products                               360         83         96         95          86
  - Installation and Other Services                 368         93        110         88          77
  - Decorative Architectural Products               215         48         57         55          55
  - Other Specialty Products                        209         59         63         50          37
                                              ---------  ---------  ---------   --------   ---------
  - TOTAL                                         1,593        410        448        398         337
                                              =========  =========  =========   ========   =========

  - North America                                 1,433        353        431        373         276
  - International, principally Europe               160         57         17         25          61
                                              ---------  ---------  ---------   --------   ---------
  - TOTAL, AS ABOVE                               1,593        410        448        398         337
                                              =========  =========  =========   ========   =========

General Corporate Expense (GCE)                     109         27         25         29          28

Loss on Sale of Corporate Fixed Assets                3          -          3          -           -

(Income) Regarding Litigation Settlement            (72)        (1)       (58)         -         (13)

Accelerated Benefit (Income) Expense, Net            16          -          -         (5)         21
                                              ---------  ---------  ---------   --------   ---------
Operating Profit (after GCE and Adjustments)      1,537        384        478        374         301

Other Income (Expense), Net                        (204)       (57)       (60)       (33)        (54)
                                              ---------  ---------  ---------   --------   ---------
Income from Continuing Operations Before
  Income Taxes and Minority Interest          $   1,333  $     327  $     418   $    341   $     247
                                              =========  =========  =========   ========   =========

Margins:
  - Cabinets and Related Products                  15.3%      16.6%      16.0%      15.8%       12.5%
  - Plumbing Products                              13.4%      12.0%      13.9%      14.1%       13.8%
  - Installation and Other Services                15.3%      14.5%      17.1%      15.0%       14.2%
  - Decorative Architectural Products              14.8%      13.7%      13.6%      14.0%       19.1%
  - Other Specialty Products                       18.2%      18.6%      20.3%      17.9%       15.4%
  - TOTAL                                          15.1%      14.8%      15.9%      15.1%       14.3%

  - North America                                  16.4%      15.6%      18.2%      17.0%       14.3%
  - International, principally Europe               8.8%      11.4%       3.7%       5.8%       14.4%
  - TOTAL, AS ABOVE                                15.1%      14.8%      15.9%      15.1%       14.3%


NOTES:

- Data exclude discontinued operations, including operations sold in 2003 and 2004 planned dispositions.

- Operating results for the fourth quarter of 2003 exclude a non-cash, pre-tax charge for goodwill impairment of $48 million ($.09 per common share, after tax). The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($17 million) and the Other Specialty Products segment ($31 million).

- Operating results reflect charges of $35 million ($.05 per common share, after tax), including $5 million for impairment of goodwill, in the third quarter of 2003; and $23 million ($.03 per common share, after tax) in the second quarter of 2003, for a business unit in the Decorative Architectural Products segment; and $7 million ($.01 per common share, after tax) in the third quarter of 2003 for a business unit in the Plumbing Products segment.

- Due to the unexpected passing of the Company's President and Chief Operating Officer, certain benefits were accelerated and expensed in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income relating to this liability as the obligation was marked to market, based on the Company's stock price. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement, accumulated benefit (income) expense, net and the loss on sale of Corporate fixed assets.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2003
                      INCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                 Year      Qtr. 4    Qtr. 3      Qtr. 2      Qtr. 1
                                              ---------  ---------  ---------   --------   ---------
Net Sales:
  - Cabinets and Related Products             $   2,879  $     765  $     761   $    695   $     658
  - Plumbing Products                             2,684        694        692        675         623
  - Installation and Other Services               2,411        642        642        585         542
  - Decorative Architectural Products             1,449        350        418        393         288
  - Other Specialty Products                      1,148        317        310        280         241
                                              ---------  ---------  ---------   --------   ---------
  - TOTAL                                        10,571      2,768      2,823      2,628       2,352
                                              =========  =========  =========   ========   =========

  - North America                                 8,763      2,269      2,369      2,198       1,927
  - International, principally Europe             1,808        499        454        430         425
                                              ---------  ---------  ---------   --------   ---------
  - TOTAL, AS ABOVE                              10,571      2,768      2,823      2,628       2,352
                                              =========  =========  =========   ========   =========

Operating Profit:
  - Cabinets and Related Products                   441        127        122        110          82
  - Plumbing Products                               343         66         96         95          86
  - Installation and Other Services                 368         93        110         88          77
  - Decorative Architectural Products               210         48         52         55          55
  - Other Specialty Products                        178         28         63         50          37
                                              ---------  ---------  ---------   --------   ---------
  - TOTAL                                         1,540        362        443        398         337
                                              =========  =========  =========   ========   =========

  - North America                                 1,433        353        431        373         276
  - International, principally Europe               107          9         12         25          61
                                              ---------  ---------  ---------   --------   ---------
  - TOTAL, AS ABOVE                               1,540        362        443        398         337
                                              =========  =========  =========   ========   =========

General Corporate Expense (GCE)                     109         27         25         29          28

Loss on Sale of Corporate Fixed Assets                3          -          3          -           -

(Income) Regarding Litigation Settlement            (72)        (1)       (58)         -         (13)

Accelerated Benefit (Income) Expense, Net            16          -          -         (5)         21
                                              ---------  ---------  ---------   --------   ---------
Operating Profit (after GCE and Adjustments)      1,484        336        473        374         301

Other Income (Expense), Net                        (204)       (57)       (60)       (33)        (54)
                                              ---------  ---------  ---------   --------   ---------
Income from Continuing Operations Before
  Income Taxes and Minority Interest          $   1,280  $     279  $     413   $    341   $     247
                                              =========  =========  =========   ========   =========

Margins:
  - Cabinets and Related Products                  15.3%      16.6%      16.0%      15.8%       12.5%
  - Plumbing Products                              12.8%       9.5%      13.9%      14.1%       13.8%
  - Installation and Other Services                15.3%      14.5%      17.1%      15.0%       14.2%
  - Decorative Architectural Products              14.5%      13.7%      12.4%      14.0%       19.1%
  - Other Specialty Products                       15.5%       8.8%      20.3%      17.9%       15.4%
  - TOTAL                                          14.6%      13.1%      15.7%      15.1%       14.3%

  - North America                                  16.4%      15.6%      18.2%      17.0%       14.3%
  - International, principally Europe               5.9%       1.8%       2.6%       5.8%       14.4%
  - TOTAL, AS ABOVE                                14.6%      13.1%      15.7%      15.1%       14.3%

NOTES:

- Data exclude discontinued operations, including operations sold in 2003 and 2004 planned dispositions.

- Operating results for the fourth quarter of 2003 reflect a non-cash, pre-tax charge for goodwill impairment of $48 million ($.09 per common share, after tax). The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($17 million) and the Other Specialty Products segment ($31 million).

- Operating results reflect charges of $35 million ($.05 per common share, after tax), including $5 million for impairment of goodwill, in the third quarter of 2003; and $23 million ($.03 per common share, after tax) in the second quarter of 2003, for a business unit in the Decorative Architectural Products segment; and $7 million ($.01 per common share, after tax) in the third quarter of 2003 for a business unit in the Plumbing Products segment.

- Due to the unexpected passing of the Company's President and Chief Operating Officer, certain benefits were accelerated and expensed in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income relating to this liability as the obligation was marked to market, based on the Company's stock price. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement, accumulated benefit (income) expense, net and the loss on sale of Corporate fixed assets.

                               MASCO CORPORATION
                          OTHER INCOME (EXPENSE), NET
                             2004 AND 2003 QUARTERS
                             (DOLLARS IN MILLIONS)

                                                            2004                                       2003
                                            ---------------------------------------    -----------------------------------------
                                            YEAR   QTR. 4  QTR. 3  QTR. 2   QTR. 1      YEAR   QTR. 4  QTR. 3  QTR. 2    QTR. 1
                                            -----  ------  ------  -------  ------     ------  ------  ------ --------  -------
Interest Expense                                                   $   (52) $  (53)    $ (261) $  (60) $ (67) $    (67) $   (67)

Income from Cash and Cash Investments                                    1       2          8       2      2         2        2

Other Interest Income                                                    1       2          8       3      2         1        2

Income from Financial Investments, Net                                  21      36         65      13     19        19       14

Loss on Early Retirement of Debt                                         -       -         (7)     (4)    (3)        -        -

Gain from Sale of Equity Investment                                      -       -          5       -      -         5        -

Impairment Charge for Long-Term Investments                              -       -        (19)    (10)    (9)        -        -

Other, Net                                                              18      12         (3)     (1)    (4)        7       (5)
                                            -----  ------  ------  -------  ------     ------  ------  -----  --------  -------
Total Other Income (Expense), Net                                  $   (11) $   (1)    $ (204) $  (57) $ (60) $    (33) $   (54)
                                            =====  ======  ======  =======  ======     ======  ======  =====  ========  =======

NOTES:

-     Data exclude discontinued operations.

- Income from financial investments, net, includes $9 million and $25 million of net realized gains related to the sale of marketable securities for the three months and six months ended June 30, 2004, respectively.

- Other, net, includes principally the monetization and disposition of other non-operating assets, including a $5 million gain from the sale of non-operating assets for the three months ended June 30, 2004 and $6 million of realized currency gains in both the first and second quarter of 2004.

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE THREE MONTHS ENDED JUNE 30, 2004 & 2003
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                              Three Months Ended        As a Percent of Sales
                                                                                    June 30,         Three Months Ended June 30,
                                                                     %        -------------------    ---------------------------
   Line                                                            Change        2004      2003          2004            2003
------------                                                       -------     --------  -------     ------------    -----------
1     Net Sales                                                       16%      $  3,061  $ 2,628           100.0%         100.0%

2     Cost of Sales                                                   15%         2,087    1,821            68.2%          69.3%
                                                                               --------  -------     -----------     ----------
3     Gross Profit                                                    21%           974      807            31.8%          30.7%
                                                                               --------  -------     -----------     ----------
      Operating Profit:

4     - Before GCE, Litigation (Income), (Gain) on Sale
        of Fixed Assets and Accelerated Benefit (Income) (3-9)        29%           514      398            16.8%          15.1%

5     - After GCE, Litigation (Income), (Gain) on Sale
        of Fixed Assets and Accelerated Benefit (Income) (3-10-11)    28%           477      374            15.6%          14.2%
                                                                               --------  -------     -----------     ----------
      S,G&A Expense:

6     - General Corporate Expense (GCE)                               55%            45       29             1.5%           1.1%

7     - (Gain) on Sale of Corporate Fixed Assets                                     (1)       -             0.0%           0.0%

8     - Accelerated Benefit (Income)                                                  -       (5)            0.0%          -0.2%

9     - All Other                                                     12%           460      409            15.0%          15.6%
                                                                               --------  -------     -----------     ----------
10    - Total S,G&A Expense                                           16%           504      433            16.5%          16.5%
                                                                               --------  -------     -----------     ----------

11   (Income) Regarding Litigation Settlement                                        (7)       -            -0.2%           0.0%

12    Other Income (Expense), Net                                    -67%           (11)     (33)           -0.4%          -1.3%

13    Income from Continuing Operations Before Income Taxes
       and Minority Interest (5+12)                                   37%           466      341            15.2%          13.0%

14    Income Taxes                                                    40%           167      119             5.5%           4.5%
       (Tax Rate)                                                                  35.8%    34.9%
                                                                               --------  -------     -----------     ----------

15    Income from Continuing Operations Before Minority Interest      35%           299      222             9.8%           8.4%

16    Minority Interest                                                              (5)      (2)           -0.2%          -0.1%
                                                                               --------  -------     -----------     ----------
17    Income from Continuing Operations                               34%           294      220             9.6%           8.4%

18    (Loss) Income from Discontinued Operations, After
        Income Taxes                                                                (33)       9            -1.1%           0.3%
                                                                               --------  -------     -----------     ----------
19    Net Income                                                      14%      $    261  $   229             8.5%           8.7%
                                                                               ========  =======     ===========     ==========
      Earnings Per Common Share (Diluted):

            Income from Continuing Operations                         47%      $   0.65  $  0.44

            (Loss) Income from Discontinued Operations,
              After Income Taxes                                                  (0.07)    0.02
                                                                               --------  -------
            Net Income                                                25%      $   0.58  $  0.46
                                                                               ========  =======
      Average (Diluted) Common Shares                                 -9%           453      499


NOTE:
Data exclude discontinued operations.

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE SIX MONTHS ENDED JUNE 30, 2004 & 2003
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                            Six Months Ended       As a Percent of Sales
                                                                                 June 30,        Six Months Ended June 30,
                                                                      %     -----------------  -----------------------------
   Line                                                            Change     2004     2003          2004            2003
------------                                                       -------  --------  -------  --------------     ----------
1       Net Sales                                                    18%    $  5,867  $ 4,980           100.0%         100.0%

2       Cost of Sales                                                17%       4,042    3,465            68.9%          69.6%
                                                                            --------  -------  --------------     ----------
3       Gross Profit                                                 20%       1,825    1,515            31.1%          30.4%
                                                                            --------  -------  --------------     ----------
        Operating Profit:

4       - Before GCE, Litigation (Income), (Gain) on Sale of Fixed
          Assets and Accelerated Benefit Expense (3-9)               24%         909      735            15.5%          14.8%

5       - After GCE, Litigation (Income), (Gain) on Sale of Fixed
          Assets and Accelerated Benefit Expense (3-10-11)           28%         864      675            14.7%          13.6%
                                                                            --------  -------  --------------     ----------
        S,G&A Expense:

6       - General Corporate Expense (GCE)                            42%          81       57             1.4%           1.1%

7       - (Gain) on Sale of Corporate Fixed Assets                                (8)       -            -0.1%           0.0%

8       - Accelerated Benefit Expense                                              -       16             0.0%           0.3%

9       - All Other                                                  17%         916      780            15.6%          15.7%

                                                                            --------  -------  --------------     ----------
10      - Total S,G&A Expense                                        16%         989      853            16.9%          17.1%
                                                                            --------  -------  --------------     ----------

11      (Income) Regarding Litigation Settlement                    115%         (28)     (13)           -0.5%          -0.3%

12      Other Income (Expense), Net                                 -86%         (12)     (87)           -0.2%          -1.7%

13      Income from Continuing Operations Before Income Taxes
            and Minority Interest (5+12)                             45%         852      588            14.5%          11.8%

14      Income Taxes                                                 50%         307      204             5.2%           4.1%
            (Tax Rate)                                                          36.0%    34.7%
                                                                            --------  -------  --------------     ----------
15      Income from Continuing Operations Before Minority Interest   42%         545      384             9.3%           7.7%

16      Minority Interest                                                        (10)      (6)           -0.2%          -0.1%
                                                                            --------  -------  --------------     ----------
17      Income from Continuing Operations                            42%         535      378             9.1%           7.6%

18      (Loss) Income from Discontinued Operations, After Income
        Taxes                                                                   (106)      17            -1.8%           0.3%
                                                                            --------  -------  --------------     ----------
19      Net Income                                                    9%    $    429  $   395             7.3%           7.9%
                                                                            ========  =======  ==============     ==========

        Earnings Per Common Share (Diluted):

            Income from Continuing Operations                        55%    $   1.16  $  0.75

            (Loss) Income from Discontinued Operations, After
              Income Taxes                                                     (0.23)    0.03
                                                                            --------  -------
            Net Income                                               19%    $   0.93  $  0.79
                                                                            ========  =======

        Average (Diluted) Common Shares                              -9%         460      503

Note:
Data exclude discontinued operations.

                                MASCO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)

                                              June 30,      December 31,
ASSETS                                          2004           2003
                                            ------------    -----------
Current Assets:

  Cash and Cash Investments                 $        527    $       795

  Receivables                                      1,929          1,674

  Inventories                                      1,134          1,019

  Prepaid Expenses and Other                         277            316
                                            ------------    -----------
        Total Current Assets                       3,867          3,804

Property and Equipment, Net                        2,165          2,339

Goodwill                                           4,443          4,491

Other Intangible Assets, Net                         334            344

Assets Held for Sale                                 319            ---

Other Assets                                       1,149          1,171
                                            ------------    -----------
        Total Assets                        $     12,277    $    12,149
                                            ============    ===========

LIABILITIES

Current Liabilities:

  Notes Payable                             $        136    $       334

  Accounts Payable                                   869            715

  Accrued Liabilities                              1,045          1,050
                                            ------------    -----------
        Total Current Liabilities                  2,050          2,099

Long-Term Debt                                     4,297          3,848

Liabilities Held for Sale                             98            ---

Deferred Income Taxes and Other                      812            746
                                            ------------    -----------
        Total Liabilities                          7,257          6,693

SHAREHOLDERS' EQUITY                               5,020          5,456
                                            ------------    -----------
        Total Liabilities and
        Shareholders' Equity                $     12,277    $    12,149
                                            ============    ===========

                                MASCO CORPORATION
                       GAAP RECONCILIATION OF SALES GROWTH
             EXCLUDING EFFECT OF ACQUISITIONS & CURRENCY TRANSLATION
                              (DOLLARS IN MILLIONS)

                                                                   Three Months Ended June 30,
                                                                  -----------------------------
                                                                       2004             2003
                                                                  --------------    -----------
Consolidated Net Sales, as reported                               $        3,061    $     2,628

  - Acquisitions                                                             (12)             -
                                                                  --------------    -----------
Consolidated Net Sales (excl. acquisitions)                       $        3,049    $     2,628
                                                                  ==============    ===========

North American Net Sales, as reported                             $        2,531    $     2,198

  - Acquisitions                                                             (12)             -
                                                                  --------------    -----------
North American Net Sales (excl. acquisitions)                     $        2,519    $     2,198
                                                                  ==============    ===========

International Net Sales, as reported                              $          530    $       430

  - Acquisitions                                                               -              -
                                                                  --------------    -----------
International Net Sales (excl. acquisitions)                                 530            430

  - Currency Translation                                                     (38)             -
                                                                  --------------    -----------
International Net Sales (excl. acquisitions & currency)           $          492    $       430
                                                                  ==============    ===========

                                                                    Six Months Ended June 30,
                                                                  -----------------------------
                                                                       2004             2003
                                                                  --------------    -----------
Consolidated Net Sales, as reported                               $        5,867    $     4,980

  - Acquisitions                                                             (28)             -
                                                                  --------------    -----------
Consolidated Net Sales (excl. acquisitions)                       $        5,839    $     4,980
                                                                  ==============    ===========

North American Net Sales, as reported                             $        4,802    $     4,125

  - Acquisitions                                                             (28)             -
                                                                  --------------    -----------
North American Net Sales (excl. acquisitions)                     $        4,774    $     4,125
                                                                  ==============    ===========

International Net Sales, as reported                              $        1,065    $       855

  - Acquisitions                                                               -              -
                                                                  --------------    -----------
International Net Sales (excl. acquisitions)                               1,065            855

  - Currency Translation                                                    (111)             -
                                                                  --------------    -----------
International Net Sales (excl. acquisitions & currency)           $          954    $       855
                                                                  ==============    ===========

NOTES:

The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period's exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

                                MASCO CORPORATION
               GAAP RECONCILIATION OF OPERATING PROFIT AND MARGINS
                              (DOLLARS IN MILLIONS)

                                                                            THREE MONTHS ENDED JUNE 30,
                                                                  ------------------------------------------------
                                                                            2004                      2003
                                                                  -----------------------       ------------------
                                                                  $              Margin         $          Margin
                                                                  ---------      --------       -----     --------

Operating Profit, As Reported                                     $     477          15.6%      $ 374         14.2%

Accelerated Benefit (Income)                                              -                        (5)

European Charge                                                           -                        23

(Income) Regarding Litigation Settlement                                 (7)                        -
                                                                  ---------                     -----
Operating Profit, As Reconciled                                   $     470          15.4%      $ 392         14.9%
                                                                  =========                     =====

                                                                            SIX MONTHS ENDED JUNE 30,
                                                                  ------------------------------------------------
                                                                           2004                       2003
                                                                  -----------------------       ------------------
                                                                  $             Margin          $          Margin
                                                                  ---------     ---------       -----     --------

Operating Profit, As Reported                                     $     864          14.7%      $ 675         13.6%

Accelerated Benefit Expense                                               -                        16

European Charge                                                           -                        23

(Income) Regarding Litigation Settlement                                (28)                      (13)
                                                                  ---------                     -----
Operating Profit, As Reconciled                                   $     836          14.2%      $ 701         14.1%
                                                                  =========                     =====

NOTE:

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

                                MASCO CORPORATION
        GAAP RECONCILIATION OF OPERATING PROFIT AND SHAREHOLDERS' EQUITY
                              (DOLLARS IN MILLIONS)

                                                                              TWELVE MONTHS ENDED
                                                                                   JUNE 30,
                                                                 -----------------------------------------
                                                                      2004                      2003
                                                                 ----------------         ----------------
Operating Profit from Continuing Operations                      $          1,673         $         1,285

Goodwill Impairment Charge                                                     53                       -

European Charges                                                               31                      23

(Income) from Planned Disposition of a Business                                 -                     (16)

Accelerated Benefit Expense, Net                                                -                      16

(Income) Charge Regarding Litigation Settlement, Net                          (86)                    134
                                                                 ----------------         ---------------
Operating Profit, As Reconciled                                  $          1,671         $         1,442
                                                                 ================         ===============

                                                                                         TWELVE MONTHS ENDED
                                                                                                JUNE 30,
                                                                 --------------------------------------------------------------
                                                                      2004                      2003                 2002
                                                                 ----------------         ---------------       ---------------
Shareholders' Equity, As Reported                                $          5,020         $         5,308       $         5,082

2002 Goodwill Impairment Charge (after tax)                                    92                      92                    92

Goodwill Impairment Charge (after tax)                                         48                       -                     -

European Charges (after tax)                                                   22                      16                     -

(Income) from Planned Disposition of a Business (after tax)                     -                     (10)                    -

Accelerated Benefit Expense, Net (after tax)                                    -                      10                     -

(Income) Charge Regarding Litigation Settlement, Net (after tax)              (55)                     84
                                                                 ----------------         ---------------       ---------------
Shareholders' Equity, As Reconciled                              $          5,127         $         5,550       $         5,174
                                                                 ================         ===============       ===============


NOTES:

Data for the twelve months ended June 30, 2004 and 2003 have been restated to exclude discontinued operations (operations sold in 2003 or 2004 planned dispositions).

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

This information is provided to explain the calculation of return on invested capital ("ROIC"), which is calculated as after-tax operating profit (last twelve months) divided by the total of average debt (net of cash) and average shareholders' equity.

                                MASCO CORPORATION
                             DISCONTINUED OPERATIONS
                              (DOLLARS IN MILLIONS)

                                                                                               Three Months Ended
                                                                                                    June 30,
                                                                                         ------------------------------
                                                                                             2004              2003
                                                                                         ------------    --------------
Net Sales                                                                                $        108    $          159
                                                                                         ============    ==============

Income Before Income Taxes                                                               $         12    $           14

Impairment Of Assets Of Discontinued Operations                                                   (44)                -

Income Taxes                                                                                       (1)               (5)
                                                                                         ------------    --------------
(Loss) Income From Discontinued Operations, After Income Taxes                           $        (33)   $            9
                                                                                         ============    ==============

                                                                                                Six Months Ended
                                                                                                     June 30,
                                                                                         ------------------------------
                                                                                             2004              2003
                                                                                         ------------    --------------
Net Sales                                                                                $        203    $          306
                                                                                         ============    ==============

Income Before Income Taxes                                                               $         18    $           27

Impairment Of Assets Of Discontinued Operations                                                  (108)                -

Income Taxes                                                                                      (16)              (10)
                                                                                         ------------    --------------
(Loss) Income From Discontinued Operations, After Income Taxes                           $       (106)   $           17
                                                                                         ============    ==============

NOTES:

The unusual relationship between income tax expense and income before income taxes (including the loss on disposition of businesses) in 2004 results primarily from the expected loss providing no current tax benefit in the countries where the loss is anticipated to be incurred and from the expensing of deferred tax assets of the discontinued operations which are no longer expected to be realized.

Discontinued operations represent results of European businesses which are planned to be divested in 2004 as well as businesses sold in 2003, all of which are treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

                                       14